First California Financial Group, Inc. 8-K

For further Information:

At the Company: Ron Santarosa 805-322-9333	At PondelWilkinson: Angie Yang 310-279-5980	Corporate Headquarters Address: 3027 Townsgate Road, Suite 300 Westlake Village, CA 91361

For Immediate Release

FIRST CALIFORNIA ANNOUNCES POSTPONEMENT OF COMMON STOCK OFFERING

Westlake Village, CA, December 16, 2009 – First California Financial Group, Inc. (Nasdaq: FCAL), the holding company of First California Bank, today announced that it has decided to postpone its previously announced common stock offering in light of current market conditions, including the current trading price of its common stock.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About First California

First California Financial Group, Inc. (Nasdaq: FCAL) is the holding company of First California Bank. The company specializes in serving the comprehensive financial needs of the commercial market, particularly small- and middle-sized businesses, professional firms and commercial real estate development and construction companies. Committed to providing the best client service available in its markets, First California offers a full line of quality commercial banking products through 17 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego and Ventura counties.

Forward-Looking Statements

This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements, except as required by law. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in First California’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other reports filed by it with the Securities and Exchange Commission (“SEC”). The documents filed by First California with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. Attention: Investor Relations. Telephone (805) 322-9655.

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